Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Aura Minerals Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common shares, no par value ("Common Shares"), reserved for issuance under the Omnibus Incentive Plan	(1)	Other	2,205,411	$23.56	$51,959,483.16	0.0001531	$7,955.00
Fees to be Paid	Equity	Common Shares, pursuant to stock options outstanding under the Omnibus Incentive Plan	(2)	Other	448,398	$12.59	$5,645,330.82	0.0001531	$864.30
Fees to be Paid	Equity	Common Shares, pursuant to stock options outstanding under the Share Option Plan	(3)	Other	1,052,594	$8.06	$8,483,907.64	0.0001531	$1,298.89

Total Offering Amounts:							$66,088,721.62		$10,118.18
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$10,118.18

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Shares that become issuable under the Registrant’s Omnibus Incentive Plan (“Omnibus Plan”) and Share Option Plan, as amended (“Option Plan”), as a result of any stock dividend, stock split, recapitalization, or other similar transaction.

The “Proposed Maximum Offering Price” for Common Shares reserved for issuance under the Omnibus Plan is estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices per Common Share on the Nasdaq Stock Market LLC on August 4, 2025, which date is within five business days prior to filing this Registration Statement.

The “Proposed Maximum Offering Price” for Common Shares reserved for issuance pursuant to stock options outstanding under the Omnibus Plan and under the Option Plan are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of the stock options outstanding under the Omnibus Plan and the Option Plan, respectively.
(2)	See Offering Note 1
(3)	See Offering Note 1